UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):                              January 28, 2010

              TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

           (402) 475-0521
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2010, the Board of Directors of TierOne Corporation (the “Company”), the holding company for TierOne Bank (the “Bank”), announced that it has named Michael J. Falbo as Chairman and Chief Executive Officer, effective immediately.  Mr. Falbo was also named as Chief Executive Officer of the Bank and as a director of both the Company and the Bank.

The appointment of Mr. Falbo reflects the Company’s long-term succession planning to replace current Chairman and Chief Executive Officer, Gilbert G. Lundstrom, who announced his retirement.   Mr. Lundstrom will assume the position of Vice Chairman of the Company and the Bank to assist in ensuring the effective execution of strategic initiatives and in the leadership transition.  He will also continue as a director of the Company and the Bank.

Mr. Falbo, age 60, served as the Chairman and Chief Executive Officer of State Financial Services Corporation from 1984 to 2005 when State Financial Services Corporation was acquired by Associated Banc-Corp.  State Financial was a $1.5 billion bank with 29 full-service offices located in Wisconsin and Illinois.  Associated Banc-Corp is a $23.0 billion financial institution with 291 offices across Wisconsin, Illinois and Minnesota.  Falbo most recently served as Chairman of Associated Bank Community Development, LLC, a subsidiary of Associated Banc-Corp focused on affordable housing and neighborhood development in Associated Bank’s three state market area.

  A copy of the press release announcing the appointment of Mr. Falbo is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Employment Agreement and Incentive Stock Option

In connection with Mr. Falbo’s appointment as Chairman and Chief Executive Officer, the Company and the Bank (collectively, the “Companies”) have entered into an employment agreement with Mr. Falbo dated January 28, 2010.  Pursuant to the employment agreement, the Companies will employ Mr. Falbo as their Chief Executive Officer.  For his services as Chief Executive Officer, Mr. Falbo will receive a base salary of $500,000 per year.  The Board of Directors may increase Mr. Falbo’s base salary in its sole discretion, but Mr. Falbo’s base salary cannot be decreased without his written consent.  The agreement has an initial term of one year, and may then be renewed, at the discretion of the Board and subject to applicable regulatory limitations, for successive one year terms on the anniversary of the effective date of the employment agreement.

In the event that, during the term of his employment agreement, Mr. Falbo’s employment is terminated by the Company with cause or due to his death or disability, or if Mr. Falbo resigns, he will be entitled to receive (1) all earned but unpaid base salary to which he is entitled through the date of the termination of his employment, (2) payment of the benefits to which he is entitled under all applicable employee benefit plans, and (3) the provision of such other benefits, if any, to which he is entitled as a former employee under the Companies’ employee benefit plans.  If a change in control of the Companies (as defined in the employment agreement) occurs prior to the end of the term of Mr. Falbo’s employment agreement and his employment is terminated by the Companies within one year thereafter (and during the term of the employment agreement), then Mr. Falbo will be entitled to receive a lump sum payment equal to his base salary for the period of twelve months.

Mr. Falbo’s employment agreement also contains a covenant not to compete, under which he agrees that if his employment terminates before the expiration of the term of his employment agreement (other than a termination of employment in connection with or within 12 months following a change in control), he will not compete with the Companies in any county in which the Companies maintain an office until the expiration of the earlier of two years from the date on which his employment terminates or the date on which the term of his employment agreement would otherwise expire. In addition, for two years after his employment terminates (other than a termination of employment in connection with or within 12 months following a change in control), he agrees to not solicit customers or employees of the Companies to accept other employment in the counties where the Companies maintain offices.

Mr. Falbo was also granted an incentive stock option to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.8701 per share.  The option vests over a five-year period, with 20% of the award vesting on each anniversary of the grant date, and is subject to accelerated vesting in the event of Mr. Falbo’s death or disability unless such acceleration is prohibited by applicable regulatory limitations.  The option has a ten-year term, and was granted pursuant to the Company’s Amended and Restated 2003 Stock Option Plan.

The above summary is qualified in its entirety by reference to the employment agreement and the incentive stock option agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Retirement and Transition Agreement

In connection with Mr. Lundstrom’s retirement as Chairman and Chief Executive Officer, the Companies have entered into a retirement and transition agreement with Mr. Lundstrom dated January 28, 2010.  Pursuant to the agreement, Mr. Lundstrom’s existing employment agreements were terminated, and Mr. Lundstrom was appointed as the Vice Chairman of the Board of Directors for a period of one year, for which Mr. Lundstrom will receive a Vice Chairman fee of $12,500 per month.  As Vice Chairman of the Board, Mr. Lundstrom will provide the following services: (1) assistance to Mr. Falbo in order to ensure a smooth transition; (2) assistance with the pending branch sale by the Bank; (3) assistance with the raising of additional capital; and (4) such other duties as shall be mutually agreed to by Mr. Falbo and Mr. Lundstrom.  The Companies or Mr. Lundstrom may terminate the agreement upon thirty days’ prior written notice.

The above summary is qualified in its entirety by reference to the retirement and transition agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2010, the Board of Directors of the Company amended Section 3.01 of Article III of the Company’s Bylaws to increase the size of the Board from eight directors to nine directors, and Section 4.01 and 4.06 of Article IV of the Company’s Bylaws to permit the Board to elect a Vice Chairman of the Board and to specify the duties of such Vice Chairman of the Board.  The text of the amendment to the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Current Report on Form 8-K by reference thereto.

Item 9.01.                      Financial Statements and Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

3.1	Text of Amendment to Bylaws.

10.1	TierOne Corporation and TierOne Bank Employment Agreement, dated January 28, 2010, between TierOne Corporation, TierOne Bank, and Michael J. Falbo.

10.2	TierOne Corporation Incentive Stock Option Agreement, dated January 28, 2010, between TierOne Corporation and Michael J. Falbo.

10.3	Retirement and Transition Agreement, dated January 28, 2010, among Gilbert Lundstrom, TierOne Corporation and its wholly owned subsidiary, TierOne Bank.

99.1	Press Release of TierOne Corporation, dated January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date:	January 28, 2010	By:	/s/ Michael J. Falbo
Michael J. Falbo
Chairman of the Board and Chief Executive Officer

Signature Page

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

3.1	Text of Amendment to Bylaws.

10.1	TierOne Corporation and TierOne Bank Employment Agreement, dated January 28, 2010, between TierOne Corporation, TierOne Bank, and Michael J. Falbo.

10.2	TierOne Corporation Incentive Stock Option Agreement, dated January 28, 2010, between TierOne Corporation and Michael J. Falbo.

10.3	Retirement and Transition Agreement, dated January 28, 2010, among Gilbert Lundstrom, TierOne Corporation and its wholly owned subsidiary, TierOne Bank.

99.1	Press Release of TierOne Corporation, dated January 28, 2010.